AUTOBYTEL INC. REPORTS FIRST-EVER PROFITABLE QUARTER

Net Income $0.5 million; Fiscal year 2002 revenues increase 14% to $81 million

IRVINE, CA – January 30, 2003 – Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced financial results for its fourth quarter and fiscal year ended December 31, 2002.

Highlights for the quarter:

•	First profitable quarter with net income totaling $0.5 million on a GAAP basis

•	Cash generation of $1.1 million; cash balance of $27.6 million

•	EBITDA at $1.0 million, or $0.03 per share

•	Strong growth in advertising and enterprise segments

“The business is now generating profits and cash,” said Jeffrey Schwartz, president and CEO of Autobytel Inc. “Hitting the net income milestone is the high-point of 2002, which was our year of fixing and building. As we move into 2003, we have a stronger base from which to leverage and extend the business. Our operating metrics are improving significantly and our customer relationships are solid. I feel very confident about our prospects in the coming year.”

Autobytel reported net income for the fourth quarter ended December 31, 2002 of $0.5 million, or $0.01 per share. This compares to a net loss for the quarter ended December 31, 2001 of $(0.9) million, or $(0.03) per share, and a net loss for the third quarter ended September 30, 2002 of $(2.1) million, or $(0.07) per share. While the Company has reported pro forma earnings before interest, taxes, depreciation, amortization and non-recurring charges (pro forma EBITDA) in the previous four quarters, this is the first quarter in its history of positive EBITDA without adjustments, and positive net income on a Generally Accepted Accounting Principles (GAAP) basis.

During the fourth quarter, Autobytel generated $1.1 million in cash, marking its second consecutive quarter of cash generation. The Company generated $4.2 million in cash in the second half of fiscal year 2002, as compared to using $9.6 million in cash in the first half of 2002. The Company’s cash balance as of December 31, 2002 was $27.6 million.

Revenue for the fourth quarter ended December 31, 2002 totaled $20.0 million, slightly down from revenue of $20.5 million for the quarter ended December 31, 2001 and a 4% sequential increase from third quarter 2002 revenues of $19.3 million.

EBITDA for the fourth quarter of 2002 totaled $1.0 million, or $0.03 per share. This compares to pro forma EBITDA of $0.2 million, or $0.01 per share, for the fourth quarter ended December 31, 2001. For the third quarter ended September 30, 2002, pro forma EBITDA was $0.6 million or $0.02 per share. There were no charges excluded from EBITDA for the fourth quarter of 2002.

For fiscal year 2002, the net loss was $(20.7) million, or $(0.67) per share compared to a fiscal 2001 loss of $(44.9) million, or $(1.84) per share.

For fiscal year 2002, revenues were $80.9 million, a 14% increase over 2001 revenues of $71.1 million.

Fiscal year 2002 pro forma EBITDA was $2.6 million, or $0.08 per share, versus a fiscal year 2001 pro forma EBITDA loss of $(10.1) million, or $(0.41) per share. Fiscal year 2001 pro forma EBITDA, and quarterly results for the first three quarters of 2002, were impacted by various non-recurring charges. A reconciliation of GAAP to pro forma is included in the attached Consolidated Statements of Operations.

“Growing revenues 14% year over year is a sign of accomplishment, especially as it reflects the strength of our enterprise and advertising segments. During the year, we grew enterprise revenues nearly 60% and advertising revenues—in a year generally acknowledged as soft—by over 80%,” said Jeffrey Schwartz.

Highlights for the Fourth Quarter

Revenues:  Autobytel reported fourth quarter revenues of $20.0 million, of which $13.1 million was related to Program Fees, $3.5 million was related to Enterprise Sales, $2.5 million was related to Advertising, and $0.9 million was related to Other Products and Services.

Operating Expenses:  Total operating expenses in the fourth quarter were $19.7 million. Sales and marketing expenses totaled $12.0 million, including customer acquisition costs. Product development and technology costs totaled $5.5 million. General and administrative costs totaled $2.2 million.

Unique Visitor Count:  Autobytel’s four web site properties—Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com—received about 3.6 million average unique monthly visitors in the fourth quarter of 2002 according to Nielsen Net Ratings, and ranked as the most visited car-buying and research network in December 2002. This was a significant increase over the 3.0 million average unique monthly visitors in the fourth quarter of 2001. In the fourth quarter of 2002, Autobytel Inc. content and technology had potential exposure to over 94 percent of the active Digital Media Universe*.

Purchase Requests:  The Company delivered approximately 800,000 Purchase Requests during the fourth quarter of 2002, of which about 600,000 were delivered to program dealers and the remaining 200,000 to enterprise dealers. Revenue per Purchase Request for program dealers increased about 5% sequentially, from $20.38 in the third quarter to $21.38 in the fourth quarter.

Dealer Count:  The Company reported approximately 20,250 dealer relationships in the fourth quarter, about 5,400 of which were program dealer relationships and about 150 of which were Retention Performance Marketing (RPM) dealer relationships. The remaining 14,700 dealer relationships were included in the enterprise sales category.

Headcount:  As of December 31, 2002, the Company had 229 employees, essentially the same as in the third quarter of 2002.

Quality Initiatives:  Autobytel continued achieving improved efficiencies during the quarter through its proprietary Quality Verification SystemSM, Dealer Management Report and Dealer Opportunity Report. The Quality Verification SystemSM is designed to ensure that dealers receive Purchase Requests only from serious car buyers. The Dealer Management Report provides dealers with direct customer feedback to help them improve their sales closing ratios. The Dealer Opportunity Report works to optimize each customer contact made by the Company’s sales force.

“As a result of our quality-improvement initiatives, dealer closing ratios rose 33% during 2002,” said Jeffrey Schwartz. “For the quarter, the average cost to sell a car through Autobytel was $128—compared to about $475 using traditional media.”

Business Outlook

The Company expects organic revenue growth of 5% to 10% in 2003 over 2002, and positive net income and positive cash flow for 2003. The company will update EPS guidance during the year.

Conference Call

In conjunction with Autobytel Inc.’s fourth quarter and year 2002 earnings release, there will be a conference call broadcast live over the Internet today, January 30, 2003, at 4:30 PM EST (1:30 PM PST). Links to the Webcast conference call follow:

http://www.irconnect.com/abtl/conf/4q2002.mhtml

The Webcast will be archived within 2 hours of the end of the call until the next quarter’s earnings announcement. To listen to the archived Webcast go to:

http://www.irconnect.com/abtl/conf/4q2002.mhtml

About Autobytel Inc.
Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising and CRM (customer relationship management) programs. The company owns and operates the automotive websites Autobytel.com, Autoweb.com, Carsmart.com and popular automotive research center, AutoSite.com, as well as AIC (Automotive Information Center), a leading provider of automotive marketing data and technology. Autobytel Inc. is the Internet’s largest new-car buying service and, in 2002, generated over a billion dollars a month in car sales for dealers through its services. Autobytel Inc. is also among the largest syndicated car-buying content networks, reaching millions of unique visitors as they are making their vehicle buying decisions. Autobytel Inc. content and technology has potential exposure to over 94 percent of the active Digital Media Universe.*

* Nielsen//NetRatings Q4 2002 Digital Media Universe Report (Autobytel Inc. is the unduplicated audience of the Autobytel, Autoweb.com, CarSmart and Autosite.com Brands. Autobytel Inc. provides content to the Yahoo!, AOL and MSN portals and various automotive manufacturers’ sites. The unduplicated audience of these Brands has an active reach of over 94 percent of the Digital Media Universe).

FORWARD-LOOKING STATEMENT DISCLAIMER
The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of past or future terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, that actual costs and expenses exceed the charges taken by the company, changes in laws and regulations and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2001, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:
Investor Relations
Sean Collins, Coffin Communications Group, 818.789.0100, ext. 202
(Sean.Collins@CoffinCG.com)

Media Relations
Melanie Webber, Autobytel Inc., 949.862.3023 (melaniew@autobytel.com)

###

Autobytel Inc.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

ASSETS

	December 31, 2002	December 31, 2001
	(unaudited)
Current assets:
Domestic cash and cash equivalents	$27,543	$30,006
International cash and cash equivalents	—	28,784
Restricted cash	28	3,047
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,214 and $7,109, respectively	6,757	8,519
Prepaid expenses and other current assets	3,495	4,419

Total current assets	37,823	74,775
Property and equipment, net	2,088	2,889
Capitalized software, net	2,105	4,319
Investment in unconsolidated subsidiary	4,745	—
Goodwill, net	8,367	8,644
Other assets	96	154

Total assets	$55,224	$90,781

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,529	$9,108
Accrued expenses	4,795	9,005
Accrued restructuring—current	223	—
Deferred revenues	3,651	4,800
Other current liabilities	349	300

Total current liabilities	12,547	23,213
Accrued restructuring—non-current	255	—

Total liabilities	12,802	23,213

Minority interest	—	7,173

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	—	—

Common stock, $0.001 par value; 200,000,000 shares authorized; 31,195,681 and 30,969,377 shares issued and outstanding, respectively	31	31
Additional paid-in capital	203,623	203,280
Accumulated other comprehensive loss	(40)	(2,438)
Accumulated deficit	(161,192)	(140,478)

Total stockholders' equity	42,422	60,395

Total liabilities and stockholders' equity	$55,224	$90,781

Note:
Balances as of December 31, 2002 exclude consolidation of the financial position of Autobytel.Europe.

Autobytel Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

(unaudited)

	Fourth Quarter Ended December 31, 2002 (a)				Fourth Quarter Ended December 31, 2001 (a)
	GAAP	Pro Forma Adjustments		Pro Forma (b)	GAAP	Pro Forma Adjustments		Pro Forma (b)
Revenues:
Program fees	$13,133	$—		$13,133	$14,769	$—		$14,769
Enterprise sales	3,524	—		3,524	1,767	—		1,767
Advertising	2,493	—		2,493	2,290	—		2,290
Other products and services	860	—		860	1,679	—		1,679

Total revenues	20,010	—		20,010	20,505	—		20,505

Operating expenses:
Sales and marketing	11,958	(15	)(c)	11,943	12,501	(39	)(c)	12,462
Product and technology development	5,486	(604	)(c)	4,882	6,241	(1,265	)(c)(d)	4,976
General and administrative	2,209	(29	)(c)	2,180	4,008	(1,123	)(c)(d)	2,885
Goodwill impairment	—	—		—	1,253	(1,253	)(e)	—
Autobytel.Europe restructuring, impairment and
other international charges	—	—		—	(3,973)	3,973	(f)	—
Domestic restructuring and other charges	—	—		—	1,399	(1,399	)(f)	—

Total operating expenses	19,653	(648)		19,005	21,429	(1,106)		20,323

Income (loss) from operations	357				(924)
Pro forma EBITDA (b)		648		1,005		1,106		182

Interest income, net	86	—		86	548	—		548
Foreign currency exchange gain	—	—		—	1	—		1
Equity income in unconsolidated subsidiaries (a)	62	—		62	—	—		—
Other expense	(43)	—		(43)	—	—		—

Income (loss) before minority interest and income taxes	462	648		1,110	(375)	1,106		731
Minority interest	—	—		—	(523)	—		(523)

Income (loss) before income taxes	462	648		1,110	(898)	1,106		208
Provision for income taxes	—	—		—	(2)	—		(2)
Depreciation, amortization and stock compensation expense		648	(c)	648		921	(c)	921

Pro forma net income (loss) before non-recurring charges		$—		$462		$185		$(711)

Net income (loss)	$462				$(896)

Income (loss) from operations/Pro forma EBITDA per share:
Basic	$0.01			$0.03	$(0.03)			$0.01
Diluted	$0.01			$0.03	$(0.03)			$0.01

Net income (loss)/Pro forma net income (loss) before non-recurring charges per share:
Basic	$0.01			$0.01	$(0.03)			$(0.02)
Diluted	$0.01			$0.01	$(0.03)			$(0.02	)(g)

Shares used in computing income (loss) per share:
Basic	31,194,007			31,194,007	30,967,765			30,967,765
Diluted	32,034,853			32,034,853	30,967,765			31,198,259

Notes:
(a)
Results through March 28, 2002 include the consolidation of Autobytel.Europe. Subsequent to this date, results include Autobytel.Europe in equity income of unconsolidated subsidiaries accounted for under the equity method of accounting.

(b)	The pro forma Consolidated Statements of Operations are not presentations in accordance with GAAP (Generally Accepted Accounting Principles) as they exclude the effects of notes (c) through (g).
(c)
Adjustments for depreciation and amortization expense of $648 in the fourth quarter of 2002 and depreciation, amortization and stock compensation expense of $921 in the fourth quarter of 2001. No stock compensation expense was incurred in the fourth quarter of 2002.

(d)	Adjustments for severance payment for executives totaling $1,506.
(e)	Adjustments for goodwill impairment related to our acquisition of A.I.N. Corporation.
(f)	Adjustments for restructuring and one-time (benefits.)
(g)	Diluted pro forma net loss before non-recurring charges per share for the fourth quarter ended December 31, 2001 has been computed excluding common share equivalents as their effect is anti-dilutive.

Autobytel Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

(unaudited)

	Year Ended December 31, 2002 (a)				Year Ended December 31, 2001 (a)
	GAAP	Pro Forma Adjustments		Pro Forma (b)	GAAP	Pro Forma Adjustments		Pro Forma (b)
Revenues:
Program fees	$58,008	$—		$58,008	$52,306	$—		$52,306
Enterprise sales	10,504	—		10,504	6,610	—		6,610
Advertising	7,914	—		7,914	4,321	—		4,321
Other products and services	4,429	—		4,429	7,831	—		7,831

Total revenues	80,855	—		80,855	71,068	—		71,068

Operating expenses:
Sales and marketing	49,082	(119	)(c)	48,963	50,648	(197	)(c)	50,451
Product and technology development	22,695	(3,099	)(c)	19,596	20,410	(2,349	)(c)(d)	18,061
General and administrative	9,876	(169	)(c)	9,707	14,973	(2,294	)(c)(d)	12,679
Goodwill impairment	—	—		—	22,867	(22,867	)(e)	—
Autobytel.Europe restructuring, impairment and other international charges	15,015	(15,015	)(f)	—	7,229	(7,229	)(g)	—
Domestic restructuring and other charges	1,800	(1,800	)(h)	—	4,514	(4,514	)(i)	—

Total operating expenses	98,468	(20,202)		78,266	120,641	(39,450)		81,191

Loss from operations	(17,613)				(49,573)
Pro forma EBITDA (b)		20,202		2,589		39,450		(10,123)

Loss on sale of investment in Autobytel.Europe	(4,168)	4,168	(j)	—	—	—		—
Interest income, net	686	—		686	3,338	—		3,338
Foreign currency exchange gain (loss)	(2)	—		(2)	426	—		426
Equity loss in unconsolidated subsidiaries (a)	(434)	—		(434)	(500)	—		(500)
Other expense	(43)	—		(43)	—	—		—

Income (loss) before minority interest and income taxes	(21,574)	24,370		2,796	(46,309)	39,450		(6,859)
Minority interest	866	—		866	1,485	—		1,485

Income (loss) before income taxes	(20,708)	24,370		3,662	(44,824)	39,450		(5,374)
Provision for income taxes	6	—		6	27	—		27
Depreciation, amortization and stock compensation expense		3,387	(c)	3,387		3,334	(c)	3,334

Pro forma net income (loss) before non-recurring charges		$20,983		$269		$36,116		$(8,735)

Net loss	$(20,714)				$(44,851)

Loss from operations/Pro forma EBITDA per share:
Basic	$(0.57)			$0.08	$(2.03)			$(0.41)
Diluted	$(0.57)			$0.08	$(2.03)			$(0.41)

Net loss/Pro forma net income (loss) before non-recurring charges per share:
Basic	$(0.67)			$0.01	$(1.84)			$(0.36)
Diluted	$(0.67)			$0.01	$(1.84)			$(0.36)

Shares used in computing income (loss) per share:
Basic	31,143,099			31,143,099	24,403,609			24,403,609
Diluted	31,143,099			32,023,703	24,403,609			24,403,609

Notes:
(a)
Results through March 28, 2002 include the consolidation of Autobytel.Europe. Subsequent to this date, results include Autobytel.Europe in equity income of unconsolidated subsidiaries accounted for under the equity method of accounting. Results also include Autoweb from the date of acquisition on August 14, 2001.

(b)	The pro forma Consolidated Statements of Operations are not presentations in accordance with GAAP (Generally Accepted Accounting Principles) as they exclude the effects of notes (c) through (j).
(c)	Adjustments for depreciation, amortization and stock compensation expenses of $3,387 and $3,334 in the year ended December 31, 2002 and 2001, respectively.
(d)	Adjustments for severance payments for executives totaling $1,506.
(e)	Adjustments for impairment of goodwill related to our acquisition of A.I.N. Corporation.
(f)	Adjustments for the change in Autobytel.Europe's capital structure and impairment of our investment in Autobytel.Europe.
(g)	Adjustments for the restructuring of Autobytel.Europe, the write-off of obsolete international software and the write-off of investments in European joint ventures net of one-time benefits.
(h)
Adjustments for the write-off of previously capitalized software related to the development of global baseline technology, charges related to our reduction in workforce, excess facilities and costs related to an abandoned transaction net of benefits related to arbitration recovery and the reduction of legal fees and negotiated settlements.

(i)
Adjustments for the restructuring of our automotive operations group, contract termination costs related to online advertising and our aftermarket program, as well as the write-off of previously capitalized software related to our aftermarket program and restructuring charges related to the integration of Autoweb into Autobytel as a result of the acquisition of Autoweb on August 14, 2001.

(j)	Adjustment for loss on sale of investment in Autobytel.Europe resulting in a reduction in ownership in Autobytel.Europe from 76.5% to 49%.

Autobytel Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2002	2001	2002	2001
Cash flows from operating activities:
Net loss	$462	$(896)	$(20,714)	$(44,851)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash charges:
Depreciation and amortization	648	864	3,367	3,092
Provision for bad debt and customer credits	1,920	3,733	8,642	9,725
(Gain) loss on disposal of property and equipment	(9)	271	41	561
Compensation expense recorded for fair market value of	`
stock options in excess of exercise price	—	57	20	242
Autobytel.Europe restructuring and impairment	—	—	15,015	—
Loss on sale of investment in Autobytel.Europe	—	—	4,168	—
Equity (gain) loss in unconsolidated subsidiaries	(61)	—	434	500
Minority interest	—	523	(866)	(1,485)
Impairment of goodwill	—	1,253	—	22,867
Write-down of capitalized software costs	79	—	1,937	1,434
Write-off of investments in foreign entities	—	—	—	2,142
Write-down of property and equipment	—	15	—	257
Changes in assets and liabilities:
Accounts receivable	(679)	(1,256)	(6,652)	(5,391)
Prepaid expenses and other current assets	(409)	(56)	908	3,026
Other assets	—	1	58	3
Accounts payable	(1,122)	(2,661)	(5,541)	(1,781)
Accrued expenses	593	(7,561)	(3,211)	(8,502)
Deferred revenues	(239)	(277)	(1,149)	(1,004)
Other current liabilities	93	67	105	(71)
Accrued restructuring and other liabilities—non current	(64)	—	255	(482)

Net cash provided by (used in) operating activities	1,212	(5,923)	(3,183)	(19,718)

Cash flows from investing activities:
Deconsolidation of Autobytel.Europe	—	—	(28,163)	—
Acquisition of business, net of cash acquired	—	—	—	5,697
Investment in foreign entities	—	—	—	(413)
Sale of investment in foreign entity	—	109	—	109
Investment in unconsolidated subsidiary	—	—	(400)	—
Notes receivable from foreign entity	—	(109)	—	(197)
Repayment of notes receivable from foreign entity	—	—	—	292
Purchases of property and equipment	(172)	(459)	(1,087)	(2,444)
Proceeds from sale of property and equipment	12	—	168	—
Capitalized software costs	—	(663)	(1,412)	(3,135)

Net cash used in investing activities	(160)	(1,122)	(30,894)	(91)

Cash flows from financing activities:
Net proceeds from sale of common stock	10	—	323	123
Net proceeds from sale of subsidiary company stock	—	—	—	2,000

Net cash provided by financing activities	10	—	323	2,123

Effect of exchange rates on cash	1	(701)	(512)	(2,422)

Net increase (decrease) in cash and cash equivalents	1,063	(7,746)	(34,266)	(20,108)
Cash and cash equivalents, beginning of period	26,508	69,583	61,837	81,945

Cash and cash equivalents, end of period	$27,571	$61,837	$27,571	$61,837

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$—	$26	$6	$27

Cash paid during the period for interest	$1	$1	$2	$5